Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Bluerock Residential Growth REIT, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-203415, 333-208956, 333-208988) and Form S-8 (No. 333-202569 and No. 333-222255) of Bluerock Residential Growth REIT, Inc. of our reports dated March 13, 2018, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Bluerock Residential Growth REIT’s internal control over financial reporting, which appears in this Form 10-K.

We also consent to the incorporation by reference therein of our report dated March 13, 2018, relating to the financial statements of BR Southside Member, LLC as of and for the year ended December 31, 2017; our report dated March 13, 2018, relating to the consolidated financial statements of BR Cheshire Member, LLC as of and for the year ended December 31, 2017; our report dated March 13, 2018, relating to the consolidated financial statements of BR Lake Boone JV Member, LLC as of and for the year ended December 31, 2017; our report dated March 13, 2018, relating to the financial statements of BR Morehead JV Member, LLC as of and for the year ended December 31, 2017; and our report dated March 13, 2018, relating to the consolidated financial statements of BR Member Domain Phase I, LLC as of and for the year ended December 31, 2017, which appear in this Form 10-K.

/s/ BDO USA, LLP

Troy, Michigan

March 13, 2018